UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
Amendment to Form 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:				03/11/03
Date of Earliest Event Reported:	                03/09/03

				WIRELESS DATA SOLUTIONS, INC.
			(Name of small business issuer as specified in its charter)

				Commission File number 333-47395

				Utah		93-0734888
			(State of Incorporation)	(I.R.S. Employer Identification No.)

					2233 Roosevelt Road
					 Suite #5
					St. Cloud, MN 56301
				(Address of principal executive offices)
					(320)-203-7477
				         (Issuer's telephone number)

Item 5.	OTHER EVENTS

Considering the current economic climate and the need for additional cost cutting to further reduce their cash flow requirements and ease the burden on working capital, Wireless Data Solutions has accepted the resignation of Mr. Blankenburg effective March 9, 2003. Mr. Blankenburg has served as CEO and President since third quarter of 1999. Rather than have a full time person Mr. Blankenburg and the company both feel he can be just as effective as a consultant, in working to structure a business opportunity that would benefit the shareholders of WDS. Thus Mr. Blankenburg will continue to explore various business combinations as a consultant rather than a full time employee. Patrick Makovec, chairman, who has been with the company since its inception will assume Mr. Blankenburg's duties as president and CEO. Mr. Blankenburg will continue to serve on the board of directors, which will allow him to continue to contribute his expertise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2002 WIRELESS DATA SOLUTIONS, INC.

							/s/ Patrick Makovec

							    Patrick Makovec
							    Chairman of the Board